Exhibit 21.1

ENTITY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION	NAMES UNDER WHICH THE ENTITY DOES BUSINESS
397499 British Columbia Ltd.	British Columbia
Administradora de Informacion Ltda	Chile
Archirex Iratkezelő, Tanácsadó és Szolgáltató Kft	Hungary
Archivex Box Company Limited	Alberta
Archivex Limited	Nova Scotia	Archivex
Britannia Data Management Limited	England and Wales
Custodia de Documentos Limitada	Chile
Custodia S.O.S. SA	Chile
Docu Guard Holding Limited	Cyprus
DocuTar Kft	Hungary
Fine Paper Recyclers Sydney Pty Ltd	Australia	Iron MountaIn Shredding
Horanross Limited	Ireland	Iron Mountain
IM EES Sp. Z.O.O.	Poland	Iron Mountain
IMSA Peru SRL	Peru	Iron Mountain
Iron Mountain (Gibraltar) Holdings Limited	Gibraltar
Iron Mountain (UK) Limited	England and Wales
Iron Mountain (UK) Secure Shredding Limited	England and Wales
Iron Mountain (UK) Services Limited	England and Wales
Iron Mountain A/S	Denmark	Iron Mountain
Iron Mountain Alberta Company ULC	Alberta
Iron Mountain Anamnis GDM SAS	France
Iron Mountain Argentina S.A.	Argentina	Iron Mountain
Iron Mountain Arsivleme Hizmetleri A.S.	Turkey	Iron Mountain
Iron Mountain Asia Pacific Holdings Limited	Hong Kong
Iron Mountain Assurance Corporation	Vermont
Iron Mountain Australia Holdings Pty. Ltd.	Australia
Iron Mountain Australia Pty Ltd	Australia	Iron Mountain
Iron Mountain Austria Archivierung G.m.b.H.	Austria	Iron Mountain
Iron Mountain Belgium NV	Belgium	Iron Mountain
Iron Mountain BPM BVBA	Belgium

Iron Mountain BPM International S.a.r.l.	Luxembourg
Iron Mountain Canada Corporation	Nova Scotia	Iron Mountain
Iron Mountain Cayman Ltd.	Cayman Islands
Iron Mountain Ceska Republika S.R.O.	Czech Republic	Iron Mountain
Iron Mountain Chile S.A.	Chile	Iron Mountain
Iron Mountain Chile Servicios S.A.	Chile	Iron Mountain
Iron Mountain CIS LLC	Russia	Iron Mountain
Iron Mountain d.o.o. Beograd	Serbia
Iron Mountain Deutschland GmbH	Germany	Iron Mountain
Iron Mountain DIMS Ltd.	England and Wales
Iron Mountain do Brasil Ltda.	Brazil	Iron Mountain
Iron Mountain EES Holdings Limited	Cyprus
Iron Mountain Espana, S.A.	Spain	Iron Mountain
Iron Mountain Europe (Group) Limited	England and Wales
Iron Mountain Europe Limited	England and Wales
Iron Mountain France SAS	France	Iron Mountain
Iron Mountain Fulfillment Services, Inc.	Delaware	Iron Mountain Fulfillment Services
Iron Mountain Global Holdings, Inc f/k/a Iron Mountain Global Holdings, LLC	Delaware
Iron Mountain Global Luxembourg SARL	Luxembourg
Iron Mountain Global, L.L.C.	Delaware
Iron Mountain Group (Europe) Limited	England and Wales
Iron Mountain Hellas SA	Greece
Iron Mountain Holdings (Europe) Limited	England and Wales
Iron Mountain Holdings (France), SNC	France
Iron Mountain Holdings Group, Inc.	Delaware
Iron Mountain Hong Kong Limited	Hong Kong
Iron Mountain India Holdings	Mauritius
Iron Mountain India Private Limited	India	Iron Mountain
Iron Mountain Information Management Co. Ltd.	Taiwan
Iron Mountain Information Management Services, Inc.	Delaware
Iron Mountain Information Management, LLC f/k/a Iron Mountain Information Management, Inc.	Delaware
Iron Mountain Intellectual Property Management, Inc.	Delaware
Iron Mountain International (Holdings) Limited	England and Wales

Iron Mountain Ireland (Holdings) Ltd.	Ireland
Iron Mountain Ireland Ltd.	Ireland
Iron Mountain Luxembourg S.A.R.L.	Luxembourg
Iron Mountain Magyarorszaq kft	Hungary
Iron Mountain Mayflower Ltd.	England and Wales	Iron Mountain
Iron Mountain MDM Limited	England and Wales
Iron Mountain Mexico Holding, S de R.L. de C.V.	Mexico
Iron Mountain Nederland B.V.	Netherlands
Iron Mountain Nederland Holdings B.V.	Netherlands	Iron Mountain
Iron Mountain Norge AS	Norway	Iron Mountain
Iron Mountain Participaton SA	France	Iron Mountain
Iron Mountain Peru S.A.	Peru
Iron Mountain Poland Holdings Limited	Cyprus
Iron Mountain Polska Sp. Z.o.o.	Poland
Iron Mountain Property Holdings Australia Pty. Ltd.	Australia
Iron Mountain Records Management (Puerto Rico), Inc.	Puerto Rico
Iron Mountain Secure Shredding Ltd.	England and Wales
Iron Mountain Secure Shredding, Inc.	Delaware
Iron Mountain Services Private Limited f/k/a Mountain Software Services Private Limited	India
Iron Mountain Shanghai Co. Ltd	China
Iron Mountain Singapore Pte. Limited	Singapore
Iron Mountain Slovakia s.r.o.	Slovakia
Iron Mountain South America Ltd.	Cayman Islands	Iron Mountain
Iron Mountain Southeast Asia Holdings Ltd.	Hong Kong
Iron Mountain SRL	Romania
Iron Mountain Switzerland GmbH	Switzerland
Iron Mountain UK Services (Holdings) Limited	England and Wales
Iron Mountain Ukraine LLC	Ukraine
Iron Mountain US Holdings, Inc.	Delaware

Katalyst Data Management GP, Inc. f/k/a Kelman Data Management GP, Inc.	Alberta
Katalyst Data Management LLC f/k/a Kelman Data Management LLC	Delaware
Katalyst Data Management LP f/k/a Kelman Data Management LP	Alberta
Kestrel Data Services Limited	England and Wales
Marshgate Morangis S.a.r.l.	Luxembourg
Mountain Glenwood Real Estate, Inc.	British Columbia
Mountain Reserve III, Inc.	Delaware
Nettlebed Acquisition Corp.	Delaware
New Horizon Core Storage Ltd.	Alberta
Platin 884 GmbH	Germany	New company
Record Data Limited	Ireland
Secure Paper Services Pty. Ltd.	Australia
Silver Sky Limited	Jersey Channel Islands
Sispace AG	Switzerland	Iron Mountain
Sistemas de Archivo Corporativo, S de R.L. de C.V.	Mexico
Sistemas de Archivo de Mexico, S de R.L. de C.V.	Mexico
Storbox SA	Chile	Iron Mountain
The Imaging Centre Pty. Ltd.	Australia
Upper Providence Venture I, L.P.	Pennsylvania	Iron Mountain
Venues Australia Pty. Ltd.	Australia